Exhibit 10.13

ADDENDUM #2 TO CONSULTANCY AGREEMENT

THIS ADDENDUM #2 TO CONSULTANCY AGREEMENT (“Addendum”) is made effective March 23, 2026 by and between: Polaryx Therapeutics, Inc., a Wyoming corporation (“Company”); and Mstone Partners Healthcare Limited, a Hong Kong corporation (“Mstone”). The Company and Mstone may herein be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties entered into certain consultancy agreement dated 30 November 2021 (the “Agreement”) by which the Company has engaged Mstone as an independent consultant to the Company and Mstone has accepted the same engagement; and WHEREAS, each of the Parties wishes to make this Addendum to the Agreement for revision of certain provision thereof as set forth herein.

NOW, THEREFORE, the Parties agree as follows.

1. Article 3.1 of the Agreement is hereby replaced in its entirety with the following:

3.1 As full compensation for the Services and the rights granted to the Company in this Agreement, the Company shall pay Mstone a fixed amount of $90,000 beginning with the month of January 2026 based on the services rendered, payable in accordance with the payment schedule set forth in Schedule 1. Mstone acknowledges that Mstone shall be solely responsible for all federal, state, and local taxes, as set out in Section 4.2.

2. Except as set forth herein, all other terms of the Agreement will remain unchanged.

IN WITNESS WHEREOF, the undersigned parties have executed this Addendum effective as of the date first written above.

Polaryx Therapeutics, Inc.		Mstone Partners Healthcare Limited

By:	/s/ G. Michael Landis	By:	/s/ Alex Keun Mo Yang
Name:	G. Michael Landis	Name:	Alex Keun Mo Yang
Title:	Chief Financial Officer, Director	Title:	Director